As filed with the Securities and Exchange Commission on January 18, 2007
Registration No. 333- 122297

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EURONET WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	74-2806888 (I.R.S. Employer Identification No.)
4601 College Boulevard, Suite 300
Leawood, Kansas 66211
(913) 327-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael J. Brown
Chief Executive Officer and President
Euronet Worldwide, Inc.
4601 College Boulevard, Suite 300
Leawood, Kansas 66211
(913) 327-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey B. Newman
Executive Vice President and General Counsel
Euronet Worldwide, Inc.
2nd Floor, Devonshire House
London, England
W1W 5DS
United Kingdom
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

TERMINATION OF REGISTRATION
Euronet Worldwide, Inc. (the “Company”) previously issued $140,000,000 principal amount of 1.625% Convertible Senior Debentures due 2024 (the “Debentures”) and, pursuant to a Registration Statement on Form S-3 (File No. 333-122297) filed with the Commission on January 26, 2005 (together with all previously filed amendments and prospectus supplements, the “Registration Statement”), registered for resale both the Debentures and 4,163,488 shares of the Company’s Common Stock (the “Shares”) that are issuable upon conversion of the Debentures if certain conditions are satisfied.
In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment to remove from registration all of the aggregate principal amount of the Debentures and the Shares that remain unsold under the Registration Statement as of the date hereof. We are deregistering these securities because our obligation to maintain the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement, dated December 15, 2004, between the Company and the initial purchasers of the Debentures, has expired.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 18th day of January, 2007.

EURONET WORLDWIDE, INC.
By:	/s/ Michael J. Brown
Michael J. Brown
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Brown Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer, President and Director (principal executive officer)	January 18, 2007

*/s/ Daniel R. Henry Daniel R. Henry	Director	January 18, 2007

*/s/ Eriberto R. Scocimara Eriberto R. Scocimara	Director	January 18, 2007

*/s/ Thomas A. McDonnell Thomas A. McDonnell	Director	January 18, 2007

*/s/ M. Jeannine Strandjord M. Jeannine Strandjord	Director	January 18, 2007

*/s/ Andzrej Olechowski Andzrej Olechowski	Director	January 18, 2007

*/s/ Paul S. Althasen Paul S. Althasen	Director	January 18, 2007

*/s/ Andrew B. Schmitt Andrew B. Schmitt	Director	January 18, 2007

*/s/ Rick L. Weller Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	January 18, 2007

*By:	Michael J. Brown

Michael J. Brown Attorney-in-Fact